SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 25, 2011
iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-51598	77-0259335

(Commission File Number)	(IRS Employer Identification No.)

8 Crosby Drive, Bedford, Massachusetts	01730

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 430-3000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     On May 27, 2011, iRobot Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report under Item 5.07, Submission of Matters to a Vote of Security Holders, the voting results of its annual meeting of stockholders held on May 25, 2011 (the “Annual Meeting”), including the results of a non-binding, advisory proposal on the frequency of holding the advisory vote on the compensation of the Company’s named executive officers. This Current Report on Form 8-K/A is being filed as an amendment to the Original Report for the sole purpose of disclosing the Company’s Board of Directors’ (the “Board of Directors”) decision as to how frequently the Company will hold an advisory vote on the compensation of its named executive officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     As previously reported in the Original Report, in a non-binding, advisory proposal on the frequency of holding the advisory vote on compensation of the Company’s named executive officers, 12,262,661 shares voted for one year, 175,656 shares voted for two years, 5,701,176 shares voted for three years and 34,559 shares abstained. The Board of Directors has considered the voting results at the Annual Meeting and, consistent with a majority of votes cast, determined at a meeting on August 2, 2011 to include an advisory vote on the compensation of the Company’s named executive officers in the Company’s proxy statement on an annual basis until the next advisory vote on the frequency of such votes.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation
August 4, 2011	By:	/s/ Glen D. Weinstein
		Name:	Glen D. Weinstein
		Title:	General Counsel and Secretary